EXHIBIT 99.3

Independent Auditors’ Report

The Board of Directors
Pfizer Inc.

We have audited the accompanying combined statements of net assets sold of the Cortizone, Kaopectate and Unisom product lines (the “Divested Product Lines”) as of October 1, 2006 and December 31, 2005, and the related combined statements of direct revenue and direct operating expenses for the nine month period ended October 1, 2006 and the years ended December 31, 2005 and 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared to present the net assets sold of the Divested Product Lines pursuant to the purchase agreements described in note 1 and the direct revenue and direct operating expenses of the Divested Product Lines, and are not intended to be a complete presentation of the Divested Product Lines’ financial position, results of operations or cash flows.

In our opinion, the accompanying combined statements referred to above present fairly, in all material respects, the net assets sold of the Divested Product Lines as of October 1, 2006 and December 31, 2005, and the Divested Product Lines’ direct revenue and direct operating expenses for the nine month period ended October 1, 2006 and the years ended December 31, 2005 and 2004, as described in note 1, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, NY
February 7, 2007

CORTIZONE, KAOPECTATE AND UNISOM PRODUCT LINES
(Product Lines of Pfizer Inc.’s Consumer Healthcare Business Unit)
COMBINED STATEMENTS OF NET ASSETS SOLD
(Dollars in Thousands)

	October 1, 2006	December 31, 2005
Assets
Inventories	$5,172	$6,348
Identifiable intangible assets, less accumulated amortization	36,489	37,257

Net assets sold	$41,661	$43,605

See notes to combined financial statements which are an integral part of these statements.

CORTIZONE, KAOPECTATE AND UNISOM PRODUCT LINES
(Product Lines of Pfizer Inc.’s Consumer Healthcare Business Unit)
COMBINED STATEMENTS OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES
(Dollars in Thousands)

	Nine Months Ended October 1,	Years Ended December 31,
	2006	2005	2004

Direct revenues, net	$51,989	$69,111	$74,852

Direct operating expenses
Cost of sales	15,722	18,961	19,377
Marketing and distribution expenses	2,711	8,518	15,029
Amortization of intangibles	768	1,023	113

Total costs and expenses	19,201	28,502	34,519

Excess of direct revenues over direct operating expenses	$32,788	$40,609	$40,333

See notes to combined financial statements which are an integral part of these statements.

CORTIZONE, KAOPECTATE AND UNISOM PRODUCT LINES
(Product Lines of Pfizer Inc.’s Consumer Healthcare Business Unit)

Notes to Combined Financial Statements

October 1, 2006 and December 31, 2005, and 2004
(Dollars in Thousands)

1.    Description of Business

Pfizer Consumer Healthcare (“PCH”) is a business unit within Pfizer Inc. (“Pfizer”). PCH manufactures, markets, sells and distributes self-medications for oral care, upper respiratory health, tobacco dependence, gastrointestinal health, skin care, eye care and hair growth.

On June 25, 2006, Pfizer entered into a Stock and Asset Purchase Agreement (“Agreement”) with Johnson & Johnson (“J&J”). The Agreement provides for the sale of certain stock and assets related to PCH. From the assets purchased in the Agreement, J&J has decided to divest certain product lines. On October 5, 2006, Pfizer and J&J entered into an Asset Purchase Agreement (“Divestiture Agreement”) with Chattem, Inc. (“Chattem”), as amended on November 27, 2006. The Divestiture Agreement provides for the sale of certain assets and assumption of certain obligations pertaining to three PCH branded products (“Divested Product Lines”) from J&J to Chattem. The transaction closed on January 2, 2007.

The Divested Product Lines operate primarily in the United States, with additional sales in Puerto Rico and several Caribbean countries that are supplied by Puerto Rico. Sales primarily occur through retail channels. The Divested Product Lines include:
•	Cortizone® - a topical steroid that relieves itching of minor skin irritations, inflammation and rashes
•	Kaopectate® - a lower gastro-intestinal solution for relief of diarrhea, constipation and upset stomach
•	Unisom® - a nonprescription strength nighttime sleep-aid

The Divested Product Lines are an integrated component of Pfizer’s broader PCH business unit and share many corporate resources with other Pfizer businesses.

2.    Basis of Presentation

The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete representation of the Divested Product Lines’ assets, liabilities, revenues, expenses and cash flows. The accompanying combined financial statements reflect the Divested Product Lines when they were part of Pfizer’s operations, not a stand-alone company. Because Pfizer did not account for the Divested Product Lines as a separate entity, these statements were derived by extracting certain operating activities directly attributable to the Divested Product Lines from the financial statements of Pfizer and, in all material respects, are in accordance with U.S. generally accepted accounting principles.

The preparation of these combined financial statements requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from these estimates. For example, estimates are used when accounting for deductions from revenue (such as rebates, discounts, incentives and product returns), depreciation, amortization, direct operating cost allocation and asset valuation. Management believes that it has exercised reasonable judgment in deriving these amounts.

The combined statements of direct revenues and direct operating expenses include the revenues and operating expenses directly attributable to the manufacture, sale and distribution of the products comprising the Divested Product Lines. Certain deductions from revenue are allocated to the Divested Product Lines based upon historical results. In addition, certain manufacturing variances are allocated to inventories and cost of sales based upon the estimated volume absorption rates at plants producing the Divested Product Lines. PCH did not historically allocate certain indirect selling, marketing and distribution costs to specific brands. These costs are incurred to support multiple brands, and include items such as the costs related to sales, marketing and advertising colleagues as well as warehousing, customer service and logistics. There does not appear to be an appropriate method to allocate these expenses in a manner representative of the activities of the Divested Product Lines. Accordingly, the costs of such activities are not reflected in Marketing and distribution expenses. In addition, the combined statements of direct revenues and direct operating expenses do not include interest expense or any other indirect expenses not noted below.

All significant transactions within the Divested Product Lines have been eliminated from these combined financial statements.

3.    Summary of Significant Accounting Policies

Inventories

Inventory is comprised of finished goods only. Inventory is stated at the lower of cost or fair value, with cost determined at average actual cost.

Property, plant and equipment

The Divestiture Agreement provides for the sale of certain machinery and equipment supporting Unisom production. These assets were fully depreciated as of October 1, 2006. Depreciation expense was not significant for the nine months ended October 1, 2006, and years ended December 31, 2005 and 2004.

Direct revenues, net

Revenue is recognized for product sales when the goods are shipped and title passes to the customer. Gross product sales are subject to a variety of deductions such as sales rebates, discounts, coupons, incentives and product returns. These deductions are generally estimated and recorded in the same period that the revenue is recognized. Sales incentives are reflected as a reduction of revenues at the time the related revenues are recorded or when the incentive is offered, whichever is later. The cost of sales incentives are estimated based on historical experience with similar incentive programs.

Cost of sales

Cost of sales includes all variable and fixed costs associated with manufacturing the product, including raw materials, packaging supplies, direct labor, indirect labor, the cost of goods purchased from third parties, fixed factory overhead and depreciation. Labor includes costs associated with Pfizer’s qualified and supplemental defined benefit plans and defined contribution plans, as well as other postretirement benefits.

Marketing and distribution expenses

Direct marketing expenses represent promotional marketing, which includes professional and consumer media advertising, samples and market research. Direct distribution expenses include shipping and handling costs.

Advertising expenses

Advertising expenses related to production costs are expensed as incurred and the costs of radio time, television time and space in publications are expensed when the related advertising occurs. Direct advertising and promotion expenses were approximately $1,430, $6,319 and $11,593 for the nine months ended October 1, 2006, and years ended December 31, 2005 and 2004, respectively. These amounts are included in Marketing and distribution expenses in the accompanying combined statements of direct revenues and direct operating expenses.

Shipping and handling expenses

Shipping and handling costs are expensed as incurred. Direct shipping and handling expenses were approximately $358, $419 and $371 for the nine months ended October 1, 2006, and years ended December 31, 2005 and 2004, respectively. These amounts are included in Marketing and distribution expenses in the accompanying combined statements of direct revenues and direct operating expenses.

Amortization of intangibles

Identifiable intangible assets are acquired assets recorded at Pfizer’s cost. For intangible assets with finite lives, this cost is amortized on a straight-line basis over the estimated useful life. Intangible assets with indefinite lives are not amortized.

The Divested Product Lines’ intangible assets contribute to our ability to sell, manufacture, research, market and distribute products, benefiting multiple business functions. As such, the amortization is recorded in Amortization of intangibles.

Intangible assets are reviewed for impairment at least annually and whenever events or circumstances present an indication of impairment. When necessary, charges are recorded for impairments for intangible assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

Concentration of credit risk

The sales of the Divested Product Lines do not have a significant concentration of credit risk, except as follows: for the nine months ending October 1, 2006, two customers in aggregate comprised 34% of total sales, and for the years ending December 31, 2005 and 2004, one customer comprised 23% and 24% of total sales, respectively. Periodically, Pfizer reviews the credit quality of its customers and their financial condition. In general, there is no requirement for collateral from customers.

4.	Intangible assets

Identifiable intangible assets consist of the following:

	October 1, 2006		December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Finite-lived intangible assets:
Brands	$22,717	$(1,982)	$22,717	$(1,214)
Indefinite-lived intangible assets:
Trademarks	15,754	—	15,754	—
Total identifiable intangible assets	38,471	(1,982)	38,471	(1,214)
Total identifiable intangible assets, less accumulated amortization	$36,489		$37,257

Brands represent the amortized value associated with tradenames, as the products themselves no longer receive patent protection. Certain Kaopectate brand intangible assets were originally designated as indefinite life; however in January 2005 the designation was changed to finite-life, due to a change in strategic direction for the product.

The weighted-average life of the total intangible assets is approximately 24 years. Total amortization expense for finite-lived intangible assets was $768, $1,023 and $113 for the nine months ended October 1, 2006, and years ended December 31, 2005 and 2004, respectively. Expected amortization expense for each of the next five years is $1,023 per year.

5.    Geographic Information

The following table presents direct revenues, net by geographic location:

	Nine months ended October 1,	Years ended December 31,
	2006	2005	2004
United States	$51,194	$67,217	$73,218
Puerto Rico (a)	795	1,894	1,634
Direct revenue, net	$51,989	$69,111	$74,852

(a)  Includes certain Caribbean countries

6.    Assumed Liabilities

As of the closing date, the Divestiture Agreement provides for the assumption of certain obligations by Chattem, including liabilities arising out of lawsuits and claims. Pfizer is not aware of any litigation matters concerning the Divested Product Lines. Accordingly, no amounts have been accrued in the combined statements of net assets sold.

Chattem also assumed liabilities related to promotional activities, including coupons, for the Divested Product Lines. These liabilities, however, cannot exceed $100 in the aggregate, for both the Divested Product Lines and other products sold to Chattem. The liability cap of $100 has already been exceeded, but the allocation between the Divested Product Lines and other products sold to Chattem would be arbitrary. Accordingly, this liability has been excluded from the combined statements of net assets sold.

Lastly, Chattem has assumed all commitments to suppliers of materials, to customers under purchase orders for products that have not yet been shipped and to providers of other promotional activities undertaken in the ordinary course of business.